Exhibit (17)(e)

CONSENT OF J.P. MORGAN SECURITIES INC.

We hereby consent to (i) the use of our opinion letter dated October 26, 2009 to the Board of Directors of Ares Capital Corporation (the “Company”) included as Annex D to the Joint Proxy Statement/Prospectus, which forms a part of the Company’s Registration Statement on Form N-14 to which this consent is filed as an exhibit, relating to the proposed merger of the Company and Allied Capital Corporation, and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus and Registration Statement.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.

	By:	/s/Mark C. Feldman
Name: Mark C. Feldman
Title: Managing Director

December 15, 2009